Exhibit 99.1

                                  FORM OF PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF AVIDYN, INC.
                   TO BE HELD __________, _____________, 2003

         The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of AVIDYN, Inc. to be held on _________, _____________, 2003, at 9:30 a.m., local time, at AVIDYN'S executive offices, 16980 Dallas Parkway, Suite 120, Dallas, Texas 75248 and the Proxy Statement in connection therewith, and appoints _____________________and ______________________, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of AVIDYN, Inc. held of record by the undersigned as of the close of business on _________________, 2002, at the Special Meeting of Stockholders or any adjournment or postponement thereof.

1. PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 2, 2002, BY AND AMONG FISERV, INC., FISERV MERGER SUB, INC., A WHOLLY OWNED SUBSIDIARY OF FISERV, INC., AND AVIDYN, INC., AND TO APPROVE THE MERGER CONTEMPLATED BY THAT AGREEMENT.

                  FOR               AGAINST          ABSTAIN
                  [ ]               [ ]                 [ ]

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  FOR               AGAINST          ABSTAIN
                  [ ]               [ ]                 [ ]


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         It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED "FOR" THE NAMED PROPOSALS.

This Proxy Is Solicited On Behalf Of The Board Of Directors Of AVIDYN, Inc.

         The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

                                                Please sign exactly as name(s)
                                                appear below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Dated: ___________________, 2002

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[ ]   PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.